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Exhibit 99.1

Telos Corporation Reports Strong Second Quarter Results Driven by Growth in Xacta, Telos Ghost and Secure Networks; Delivers Gross Margin Expansion and Positive Cash Flow; Reaffirms Full Year Guidance

–Delivers Revenues of $52.6 million; Up 8% Reported; Up 48% Excluding Contract with U.S. Census Bureau; Reports Double Digit Growth in Xacta, Telos Ghost, and Secure Networks
–Increases Gross Profit 17% to $20.6 Million; Expands Gross Margin 290 Basis Points to 39.1%
–Generates $3.5 Million of Cash Flow from Operations
–Reaffirms 2021 Sales Guidance of $283 million - $295 million and Adjusted EBITDA Guidance of $33 million - $36 million

Ashburn, Va. – August 16, 2021 – Telos® Corporation (NASDAQ: TLS), a leading provider of cyber, cloud and enterprise security solutions for the world’s most security-conscious organizations, today announced financial results for the second quarter 2021.

“We delivered a solid second quarter, as we continued to deliver revenue growth and win meaningful, large-scale contracts such as a task order for our Xacta solution from the Air Force and an expanded partnership with a major intelligence community customer,” said John B. Wood, CEO and chairman, Telos. “Since the beginning of 2021, we have achieved our objective and tripled our sales, marketing and channel team and continued to attract top talent. Our impressive results continue to be driven by strong demand for our advanced security solutions, supported by recent increased funding to address cybersecurity needs. We are well positioned to continue to execute as a leading, world class organization in the cyber, cloud and enterprise security market, and we reaffirm our outlook for the full year.”

Second Quarter 2021 Financial Highlights (in millions, except per share data)

	2Q 2021	2Q 2020
Revenue[1]	$52.6	$48.6
Gross Profit	$20.6	$17.6
Gross Margin	39.1%	36.2%
GAAP Net Income (Loss)	$(18.7)	$3.1
Adjusted Net Income (Loss)[2,3]	$2.6	$0.3
Enterprise EBITDA[2]	$(17.2)	$6.4
Adjusted EBITDA[2,3]	$4.2	$6.4
GAAP Net Income (Loss) per Share Attributable to Telos Corporation, Diluted	$(0.28)	$0.01
Adjusted EPS[2,3]	$0.04	$0.01
Weighted-average Shares of Common Stock Outstanding, Diluted	66.6	39.9
Cash Flow from Operations	$3.5	$(0.9)
1 Includes $1.4 million of revenue from the contract with the US Census Bureau in Q2 2021 and $14.1 million in Q2 2020. Excluding this contract, year-over-year growth is 48%.
2 Adjusted EBITDA, Enterprise EBITDA, Adjusted Net Income (Loss) and Adjusted EPS are non-GAAP financial measures. Refer to “Non-GAAP Financial Measures” below.
3 After adjustment for stock compensation expense of $21.3 million in the second quarter 2021 and $0 in the second quarter 2020.

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Selected Second Quarter and Recent 2021 Business Highlights:

New Business Activities
•Telos added a third cloud service provider to our roster of cloud customers using Xacta®. This is in addition to the strong relationships the company has with Amazon Web Services and Microsoft Azure.
•Xacta continued to provide significant value to the financial services market, as evidenced by a software license and support renewal by a major Fortune 50 insurance company.
•Telos saw increased commercial adoption of their security solutions, with new and renewed contracts from AT&T, Collins Aerospace, Accenture, Northrop Grumman, Vibrent Health, IronNet Cybersecurity and Comtech Telecommunications Corp.

Partner Enhancements
•Telos launched the Telos CyberProtect Partner Program, with launch partners DLT, a Tech Data company, and Presidio Federal. By formalizing the channel program, Telos will drive accelerated growth, generate new revenue streams and deliver on the mission of providing world-class security solutions.

Solution Enhancements
•On June 30, Telos announced a new version of cyber risk management platform Xacta.io, which expands the control mapping capability needed by regulated industries to address audit fatigue. On July 30, Telos released a new version of Xacta 360, which enables more efficient collaboration, regulatory reporting and reciprocity. These new capabilities increase commercial and international opportunities for Xacta where there is increasing demand for automation.
•The Cybersecurity Maturity Model Certification Accreditation Body (CMMC-AB) authorized Telos as a Registered Provider Organization (RPO). As a CMMC-AB RPO, Telos is able to offer assistance to more than 300,000 organizations seeking CMMC compliance to be eligible for contract awards by the Department of Defense.

Notable Transactions
•Telos acquired the assets of Diamond Fortress Technologies, including all patents, and will integrate the ONYX® touchless fingerprinting software with the IDTrust360® platform. This integration will eliminate much of the friction involved in biometric data gathering for identity and access management and will better serve the company’s growing customer base at both the enterprise and consumer levels.
•Telos completed a follow-on offering of 9.1 million shares of common stock, resulting in net proceeds to Telos of $64.3 million, of which $28.1 million was utilized to repurchase 39,682 shares of common stock and 900,970 outstanding warrants. The remaining net proceeds will be used to further invest in their sales force and growth opportunities.

Organizational Updates and Highlights
•Telos expanded its leadership team, appointing Mark Bendza as the new chief financial officer. Mark brings with him over 20 years of experience in investor relations, business development, financial planning and analysis, financial strategy, mergers and acquisitions and capital markets.
•The Washington Post named Telos a 2021 Top Workplace in the Washington D.C. area, acknowledging the positive work environment that will continue to attract top talent.
•The Business Intelligence Group named Telos Ghost® a winner of the 2021 Fortress Cyber Security Awards in the Network Security category.

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Financial Outlook

Full Year Guidance
Revenue	$283M - $295M
YoY Organic Growth	57% - 64%
Adjusted EBITDA[1]	$33M - $36M
YoY Adjusted EBITDA Growth	190% - 216%
1 Adjusted EBITDA, Enterprise EBITDA, Adjusted Net Income (Loss) and Adjusted EPS are non-GAAP financial measures. Refer to “Non-GAAP Financial Measures” below.

This guidance consists of forward-looking statements and actual results may differ materially. Refer to the Forward-Looking Statements section below for information on the factors that could cause the Company’s actual results to differ materially from these forward-looking statements. Adjusted EBITDA is a non-GAAP financial measure. The Company has not provided the most directly comparable GAAP measure to this forward-looking non-GAAP financial measure because certain items are out of the Company’s control or cannot be reasonably predicted. Accordingly, a reconciliation for forward-looking Adjusted EBITDA is not available without unreasonable effort.

Conference Call Information
Telos will host a conference call and live webcast to discuss its second quarter 2021 financial results at 4:30 p.m. Eastern Time today, August 16, 2021. To access the conference call, dial (833) 540-1172 for the U.S. or Canada, or (409) 217-8402 for international calls and provide conference ID 2889372. The webcast will be available live on the Investors section of the Company’s website at www.investors.telos.com. In addition, an archived webcast will be available approximately two hours after the conclusion of the live event.

Forward-Looking Statements
This press release contains forward-looking statements which are made under the safe harbor provisions of the federal securities laws. These statements are based on the Company’s management’s current beliefs, expectations and assumptions about future events, conditions and results and on information currently available to them. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. The Company believes that these risks and uncertainties include, but are not limited to, those described under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” set forth from time to time in the Company’s filings and reports with the U.S. Securities and Exchange Commission (SEC), including their Annual Report on Form 10-K for the year ended December 31, 2020 and their Report on Form 10-Q for the quarter ended March 31, 2021, as well as future filings and reports by the Company, copies of which are available at www.investors.telos.com and on the SEC’s website at www.sec.gov.

Although the Company bases these forward-looking statements on assumptions that they believe are reasonable when made, they caution the reader that forward-looking statements are not guarantees of future performance and that the Company’s actual results of operations, financial condition and liquidity, and industry developments may differ materially from statements made in or suggested by the forward-looking statements contained in this release. Given these risks, uncertainties and other factors, many of which are beyond their control, the Company cautions the reader not to place undue reliance on these forward-looking statements. Any forward-looking statement speaks only as of the date of such statement and, except as required by law, the Company undertakes no obligation to update any forward-looking statement publicly, or to revise any forward-looking statement to reflect events or developments occurring after the date of the statement, even if new information becomes available in the future. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless specifically expressed as such, and should only be viewed as historical data.

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Non-GAAP Financial Measures
In addition to its results determined in accordance with GAAP, the Company believes the non-GAAP financial measures of Enterprise EBITDA, Adjusted EBITDA, Adjusted Net Income (Loss) and Adjusted EPS are useful in evaluating its operating performance. The Company believes that this non-GAAP financial information, when taken collectively with the Company’s GAAP results, may be helpful to readers of its financial statements because that information provides consistency and comparability with past financial performance and assists in comparisons with other companies, some of which use similar non-GAAP financial information to supplement their GAAP results. The non-GAAP financial information is presented for supplemental informational purposes only, should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from similarly-titled non-GAAP measures used by other companies. A reconciliation is provided below for each of these non-GAAP financial measures to the most directly comparable financial measure stated in accordance with GAAP.

The Company uses these non-GAAP financial measures to understand and evaluate its core operating performance and trends, to prepare and approve its annual budget, to develop short-term and long-term operating plans, and to evaluate the performance of certain management personnel when determining incentive compensation. The Company believes these non-GAAP financial measures facilitate comparison of its operating performance on a consistent basis between periods by excluding certain items that may, or could, have a disproportionate positive or negative impact on its results of operations in any particular period. When viewed in combination with the Company’s results prepared in accordance with GAAP, these non-GAAP financial measures help provide a broader picture of factors and trends affecting the Company’s results of operations.

Enterprise EBITDA, Adjusted EBITDA, Adjusted Net Income (Loss) and Adjusted EPS are supplemental measures of operating performance that are not made under GAAP and do not represent, and should not be considered as, an alternative to net income (loss) or earnings per share as determined by GAAP. The Company defines Enterprise EBITDA as net income (loss) attributable to Telos Corporation, adjusted for net income attributable to non-controlling interest, non-operating (expense) income, interest expense, (benefit) provision for income taxes, and depreciation and amortization. The Company defines Adjusted EBITDA as Enterprise EBITDA, adjusted for stock-based compensation expense, the gain realized on redemption of the public preferred stock upon the closing of the initial public offering, the losses realized on the extinguishment of senior term loan and subordinated debt upon the closing of the initial public offering, bonuses paid as a result of the closing of the initial public offering, and other expenses related to the initial public offering. The Company defines Adjusted Net Income (Loss) as net income (loss) attributable to Telos Corporation, adjusted for non-operating expense (income) and stock-based compensation expense. The Company defines Adjusted EPS as Adjusted Net Income (Loss) divided by the weighted-average number of common shares outstanding for the period.

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Each of Enterprise EBITDA, Adjusted EBITDA, Adjusted Net Income (Loss), and Adjusted EPS has limitations as an analytical tool, and the reader should not consider it in isolation, or as a substitute for analysis of the Company’s results as reported under GAAP. Among other limitations, each of Enterprise EBITDA, Adjusted EBITDA, Adjusted Net Income (Loss), and Adjusted EPS does not reflect the Company’s cash expenditures, or future requirements for capital expenditures, or contractual commitments, does not reflect the impact of certain cash charges resulting from matters the Company considers not to be indicative of its ongoing operations, and does not reflect income tax expense or benefit. Other companies in the Company’s industry may calculate Adjusted EBITDA, Adjusted Net Income (Loss), and Adjusted EPS differently than the Company does, which limits its usefulness as a comparative measure. Because of these limitations, each of Enterprise EBITDA, Adjusted EBITDA, Adjusted Net Income (Loss), and Adjusted EPS should not be considered as a replacement for net income (loss) or earnings per share, as determined by GAAP, or as a measure of the Company’s profitability. The Company compensates for these limitations by relying primarily on its GAAP results and using non-GAAP measures only for supplemental purposes.

About Telos Corporation

Telos Corporation (NASDAQ: TLS) empowers and protects the world’s most security-conscious organizations with solutions for continuous security assurance of individuals, systems, and information. Telos’ offerings include cybersecurity solutions for IT risk management and information security; cloud security solutions to protect cloud-based assets and enable continuous compliance with industry and government security standards; and enterprise security solutions for identity and access management, secure mobility, organizational messaging, and network management and defense. The company serves military, intelligence and civilian agencies of the federal government, allied nations and commercial organizations around the world.

Media:
Mia Wilcox
media@telos.com
(610) 564-6773

Investors:
Brinlea Johnson
The Blueshirt Group on behalf of Telos Corporation
brinlea@blueshirtgroup.com
(415) 269-2645

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TELOS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(amounts in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Revenue
Services	$47,618	$45,486	$99,676	$80,044
Products	4,941	3,124	8,641	7,545
	52,559	48,610	108,317	87,589
Costs and expenses
Cost of sales - Services	29,501	29,378	69,103	54,243
Cost of sales - Products	2,501	1,659	4,299	3,531
	32,002	31,037	73,402	57,774
Selling, general and administrative expenses
Sales and marketing	5,043	1,473	8,869	3,065
Research and development	5,327	3,815	9,388	7,472
General and administrative	28,743	7,219	48,708	13,809
	39,113	12,507	66,965	24,346
Operating (loss) income	(18,556)	5,066	(32,050)	5,469
Other income (expense)
Other income (expense)	32	4	(1,022)	12
Interest expense	(192)	(1,996)	(388)	(4,013)
(Loss) income before income taxes	(18,716)	3,074	(33,460)	1,468
(Provision for) benefit from income taxes	(13)	(2)	(47)	144
Net (loss) income	(18,729)	3,072	(33,507)	1,612
Less: Net income attributable to non-controlling interest	—	(2,806)	—	(3,590)
Net (loss) income attributable to Telos Corporation	$(18,729)	$266	$(33,507)	$(1,978)
Net (loss) income per share attributable to Telos Corporation, basic	$(0.28)	$0.01	$(0.51)	$(0.05)
Net (loss) income per share attributable to Telos Corporation, diluted	$(0.28)	$0.01	$(0.51)	$(0.05)
Weighted-average shares of common stock outstanding, basic	66,616	38,583	65,621	38,328
Weighted-average shares of common stock outstanding, diluted	66,616	39,927	65,621	38,328

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TELOS CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(amounts in thousands)

	June 30, 2021	December 31, 2020
	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$130,996	$106,045
Accounts receivable, net of reserve of $122 and $308, respectively	39,412	30,913
Inventories, net of obsolescence reserve of $865 and $851, respectively	1,784	3,311
Prepaid expenses	5,451	3,059
Other current assets	760	786
Total current assets	178,403	144,114
Property and equipment, including capitalized software development costs, net of accumulated depreciation and amortization of $38,867 and $36,891, respectively	24,725	22,397
Operating lease right-of-use assets	1,168	1,464
Goodwill	14,916	14,916
Other assets	882	926
Total assets	$220,094	$183,817
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and other accrued liabilities	$21,036	$20,899
Accrued compensation and benefits	7,811	8,474
Contract liabilities	5,925	5,654
Finance lease obligations – short-term	1,399	1,339
Operating lease obligations – short-term	656	677
Other current liabilities	1,831	1,903
Total current liabilities	38,658	38,946

Finance lease obligations – long-term	13,591	14,301
Operating lease liabilities – long-term	642	941
Deferred income taxes	670	652
Other liabilities	1,833	1,873
Total liabilities	55,394	56,713

Commitments and contingencies

Stockholders’ equity
Common stock, $0.001 par value, 250,000,000 shares authorized, 66,755,230 shares and 64,625,071 shares issued and outstanding as of June 30, 2021 and December 31, 2020, respectively	105	103
Additional paid-in capital	341,928	270,800
Accumulated other comprehensive income	17	44
Accumulated deficit	(177,350)	(143,843)
Total stockholders’ equity	164,700	127,104
Total liabilities and stockholders’ equity	$220,094	$183,817

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TELOS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(amounts in thousands)

	Six Months Ended June 30,
	2021	2020
Operating activities:
Net (loss) income	$(33,507)	$1,612
Adjustments to reconcile net (loss) income to cash (used in) provided by operating activities:
Stock-based compensation	35,006	—
Dividends from preferred stock recorded as interest expense	—	1,911
Depreciation and amortization	2,764	2,734
Amortization of debt issuance costs	—	453
Deferred income tax provision	18	19
Loss on disposal of fixed assets	5	—
Other noncash items	(2)	(17)
Changes in other operating assets and liabilities	(10,074)	(5,873)
Cash (used in) provided by operating activities	(5,790)	839

Investing activities:
Capitalized software development costs	(3,663)	(3,159)
Purchases of property and equipment	(1,070)	(332)
Cash used in investing activities	(4,733)	(3,491)

Financing activities:
Proceeds from issuance of common stock, net of issuance costs	64,269	—
Repurchase of outstanding warrants	(26,894)	—
Repurchase of common stock	(1,251)	—
Payments under finance lease obligations	(650)	(594)
Amendment fee paid to lender	—	(100)
Distributions to Telos ID Class B member - non-controlling interest	—	(1,000)
Cash provided by (used in) financing activities	35,474	(1,694)

Increase (decrease) in cash and cash equivalents	24,951	(4,346)
Cash and cash equivalents, beginning of period	106,045	6,751

Cash and cash equivalents, end of period	$130,996	$2,405

Supplemental disclosures of cash flow information:
Cash paid during the period for:
Interest	$388	$1,474
Income taxes	$54	$50

Noncash:
Dividends from preferred stock recorded as interest expense	$—	$1,911

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Enterprise EBITDA and Adjusted EBITDA (Unaudited, amounts in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Net (loss) income attributable to Telos Corporation	$(18,729)	$266	$(33,507)	$(1,978)
Adjustments:
Net income attributable to non-controlling interest	—	2,806	—	3,590
Non-operating (income) expense	(32)	(4)	1,022	(12)
Interest expense	192	1,996	388	4,013
Provision for (benefit from) income taxes	13	2	47	(144)
Depreciation and amortization	1,404	1,345	2,764	2,734
Enterprise EBITDA	(17,152)	6,411	(29,286)	8,203
Stock-based compensation expense	21,336	—	35,006	—
Adjusted EBITDA	$4,184	$6,411	$5,720	$8,203
Adjusted Net Income (Loss) and Adjusted EPS (Unaudited)

Three Months Ended June 30,	2021		2020
	Adjusted Net Income (Loss)	Adjusted Earnings Per Share	Adjusted Net Income (Loss)	Adjusted Earnings Per Share
	(in thousands)		(in thousands)
Reported GAAP measure	$(18,729)	$(0.28)	$266	$0.01
Adjustments:
Non-operating income	(32)	—	(4)	$—
Stock-based compensation expense	21,336	0.32	—	$—
Adjusted non-GAAP measure	$2,575	$0.04	$262	$0.01
Weighted-average shares of common stock outstanding	66,616		38,583

Six Months Ended June 30,	2021		2020
	Adjusted Net Income (Loss)	Adjusted Earnings Per Share	Adjusted Net Income (Loss)	Adjusted Earnings Per Share
	(in thousands)		(in thousands)
Reported GAAP measure	$(33,507)	$(0.51)	$(1,978)	$(0.05)
Adjustments:
Non-operating expense (income)	1,022	0.02	(12)	$—
Stock-based compensation expense	35,006	0.53	—	$—
Adjusted non-GAAP measure	$2,521	$0.04	$(1,990)	$(0.05)
Weighted-average shares of common stock outstanding	65,621		38,328